Exhibit 10.28

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into as of December 30, 2025, by and between Viskase Companies, Inc. (the “Company”), and American Entertainment Properties Corp., a Delaware corporation (“Purchaser”).

RECITALS

WHEREAS, the Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, 17,241,380 shares of the Company’s common stock, par value $0.01 per share (the “Purchased Shares”), on the terms and conditions contained herein in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act (the “Transaction”);

WHEREAS, a special committee (the “Special Committee”) of independent and disinterested members of the board of directors of the Company (the “Board”) has reviewed the Transaction and has unanimously recommended that the Board approve the Transaction; and

WHEREAS, the Board has unanimously approved the sale of the Purchased Shares to the Purchaser upon the unanimous recommendation of the Special Committee.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE OF THE PURCHASED SHARES

Section 1.1 Purchase and Sale of the Purchased Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained herein, the Purchaser will purchase from the Company, and the Company will deliver, sell, assign and transfer to the Purchaser, the Purchased Shares at a purchase price of $0.58 per share, or an aggregate amount equal to $10,000,000.40 (the “Purchase Price”).

Section 1.2 Closing.

(a) The closing of the purchase and sale of the Purchased Shares (the “Closing”) shall take place concurrently with the execution of this Agreement (the “Closing Date”) remotely by electronic exchange of documents on the Closing Date.

(b) At the Closing, (i) the Purchaser shall pay the Purchase Price to the Company by wire transfer of immediately available funds to an account designated by the Company prior to the Closing or by such other method as may be acceptable to the Company, and (ii) the Company shall deliver, or cause to be delivered (a) the Purchased Shares to the Purchaser by book entry, in accordance with the applicable procedures of The Depository Trust Company, and (b) all other documents and instruments reasonably requested by the Purchaser to effect the transfer of the Purchased Shares to the Purchaser.  Immediately upon the receipt of the Purchase Price by the Company, the Company shall be deemed to have delivered, sold, transferred and assigned all right, title and interest to the Purchased Shares, and the Purchaser shall be deemed to be the owner of the Purchased Shares, effective for all purposes.

Section 1.3 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party hereto reasonably may deem to be practical and necessary to consummate the Transaction.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that the statements contained in this Article II are correct and complete as of the Closing.

Section 2.1 Existence; Authority; Binding Effect. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and consummate the Transaction. The execution and delivery of this Agreement and any other agreements or instruments executed or to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, by the Company have been recommended for approval of the Board by the Special Committee and duly and validly authorized and approved by the Board and no other action on the part of the Company is necessary in respect thereof. This Agreement is, and each agreement and instrument executed hereunder by the Company in connection herewith will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 2.2 No Violation. None of the execution, delivery or performance of this Agreement and each of the other agreements or instruments executed and delivered by the Company in connection herewith will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under (i) the certificate of incorporation, bylaws or similar organizational documents of the Company; (ii) any law, order, writ, injunction or decree applicable to the Company or by which any property or asset of the Company is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, assets, business or results of operations of the Company and its subsidiaries, taken as a whole.

Section 2.3 Authorization of Shares. The Purchased Shares have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid, non-assessable and free of any lien or encumbrance.

Section 2.4 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other person is required to be obtained, made or given by or with respect to the Company in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by the Company, or the performance of any obligations hereunder or thereunder by the Company.  Except for the express representations and warranties of the Purchaser contained in this Agreement, neither the Purchaser, nor any of their affiliates, attorneys, accountants or financial and other advisors, has made any representations or warranties to the Company.

Section 2.5 Litigation. There is no proceeding pending, or to the knowledge of the Company, threatened, against the Company and there is no order outstanding that in any manner seeks to prevent, enjoin, materially impair or materially delay the Company’s ability to consummate the Transaction.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company that the statements contained in this Article III are correct and complete as of the Closing.

Section 3.1 No Distribution. The Purchaser is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or of forming any arrangement or understanding with any other person or entity regarding the sale or distribution of the Securities except as would not result in a violation of the Securities Act. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the Securities Act.

Section 3.2 Existence; Authority; Binding Effect. The Purchaser is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Purchaser has full legal capacity, power and authority to execute and deliver this Agreement, and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by the Purchaser of this Agreement and any other agreements or instruments executed or to be executed and delivered by the Purchaser in connection herewith, and the consummation of the transactions contemplated hereby and thereby by the Purchaser, have been duly and validly authorized and approved by the board of directors or other governing body of the Purchaser, and no other action on the part of the Purchaser is necessary in respect thereof. This Agreement is, and the other agreements and instruments executed hereunder by the Purchaser in connection herewith will be, a valid and binding obligation of the Purchaser, in each case, to the extent party thereto, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 3.3 No Violation. None of the execution and delivery of this Agreement, or any other agreements or instruments executed and delivered by the Purchaser in connection herewith, nor the performance of any obligations hereunder or thereunder by the Purchaser, will conflict with, or result in any violation of, under (i) the organizational documents of the Purchaser, including any limited liability company agreement, certificate of incorporation or bylaws or similar agreement; (ii) any law, order, writ, injunction or decree applicable to the Purchaser or by which any property or asset of the Purchaser is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any property or asset of the Purchaser is bound or affected. except in the case of clauses (ii) and (iii) as would not reasonably be expected to, individually or in the aggregate, prevent, impair or materially delay the ability of Purchaser to perform its obligations hereunder or prevent, impair or materially delay the consummation of the Transaction.

Section 3.4 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other person is required to be obtained, made or given by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by the Purchaser, or the performance of any obligations hereunder or thereunder by the Purchaser.

Section 3.5 Litigation. There is no proceeding pending, or to the knowledge of Purchaser, threatened, against Purchaser and there is no order outstanding that in any manner seeks to prevent, enjoin, materially impair or materially delay Purchaser’s ability to consummate the Transaction.

Section 3.6 Adequate Information; No Reliance. The Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act. The Purchaser acknowledges and agrees that (i) it has been furnished with all materials it considers relevant to making an investment decision to enter into this Agreement, (ii) the Purchaser, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the purchase of the Purchased Shares, and that the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the purchase of the Purchased Shares and to make an informed investment decision with respect to such purchase of the Purchased Shares, and (iii) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 4.2 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

Section 4.3 Assignments. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 4.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Section 4.4 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT) ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THE RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT ARISE OUT OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO

A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 4.5 Counterparts. This Agreement may be executed in two or more counterparts, by electronic mail, in .pdf, or original signatures, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 4.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.7 Governing Law and Jurisdiction. This Agreement and any litigation between the parties arising out of this Agreement (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles. To the fullest extent permitted by applicable law, each of the parties to this Agreement (i) irrevocably agrees that all claims or causes of action (whether in contract or tort) that arise out of this Agreement or any of the other agreements, instruments or documents contemplated by this Agreement shall be exclusively resolved by the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (the “Delaware Courts”), and (ii) waives any objection or defense that it may now or hereafter have to the resolution of any such claims or causes of action by the Delaware Courts. Each of the parties to this Agreement consents to and agrees that service of process, summons, notice or document delivered to a party to this Agreement by certified or registered mail, return receipt requested and postage prepaid, addressed to it at the applicable address set forth in Section 4.13 or in any other manner permitted by applicable law shall, to the fullest extent permitted by applicable law, be effective service of legal process.

Section 4.8 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

Section 4.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental body, or arbitrator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental body, or arbitrator, making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 4.10 Expenses. Each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Section 4.11 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 4.12 Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Section 4.13 Notice. All notices, requests, demands, claims and other communications under this Agreement shall be in writing. Any notice, request, demand, claim or other communication under this Agreement shall be deemed duly given when delivered personally to the recipient (i) one (1) business after being sent to the recipient by reputable overnight courier service (charges prepaid), (ii) one (1) business day after being sent to the recipient by electronic mail, or (iii) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company, addressed to it at:

Viskase Companies, Inc.

333 East Butterfield Road, Suite 400
Lombard Illinois 60148-5679
Attention: Tim Fields, President & CEO
Email: [***]

With a copy to:

Viskase Companies, Inc.

333 East Butterfield Road, Suite 400
Lombard Illinois 60148-5679
Attention: Joe King
Email: [***]

If to the Purchaser, addressed to it as:

American Entertainment Properties Corp.

16690 Collins Avenue, PH-1

Sunny Isles Beach, FL 33160

With a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attention: Joshua Apfelroth; Louis Rambo
Email: [***]

Any party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner set forth in this Section 4.13.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

VISKASE COMPANIES, INC.

By:	/s/ Michael Blecic
Name:	Michael Blecic
Title:	Chief Accounting Officer and Vice President

PURCHASER:

AMERICAN ENTERTAINMENT PROPERTIES CORP.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer